                              EXHIBIT 99.22


Mark Carpenter
Marketing Communications Manager
emWare, Inc.
+1(801) 256-3883 ext. 112
mailto:mcarpenter@emware.com

                      CENTURA SOFTWARE CORPORATION
                              PRESS RELEASE

       CENTURA AND EMWARE PARTNER TO PROVIDE FRAMEWORK FOR ADDING
             BUSINESS LOGIC TO EMBEDDED DEVICE NETWORKS.

CENTURA JOINS EMBED THE INTERNET CONSORTIUM AS A FOUNDING MEMBER

REDWOOD SHORES, CA. (OCTOBER 12, 1998) -- Centura Software Corporation (NASDAQ: CNTR / formerly Gupta Corporation) today announces a partnership with emWare, Inc., the leading provider of distributed device networking software. Centura and emWare will co-market and sell a software package comprised of emWare's EMIT-Registered Trademark- (Embedded Micro Internetworking Technology-TM-) and Centura's new Thin Application Server, code-name Blazer. The combined product bundle will be the first commercially available software solution that enables devices with 8- and 16-bit microcontrollers to access corporate networks, directory services and business logic. Centura has also joined 11 other industry leaders as a founding member of emWare's Embed The Internet Consortium (ETI) to deliver low-cost solutions for home, business and industrial equipment products.

"It's only natural that Centura extend our client/server expertise in the Windows platform to new non-PC, server-centric platforms such as PDAs and smart appliances," explains Kathy Lane, senior vice president of strategic alliances for Centura. "With a combination of Blazer and EMIT software, a remote embedded device becomes another node in a distributed computing network. Using the unique application partitioning features in Blazer, developers can extend and execute the same business logic and network services to non-PC devices as they can to any PC."

Using Centura's Thin Application Server, EMIT-enabled devices like electric utility meters and vending machines will be fully integrated with the information and processes transacted on Microsoft Transaction Servers (MTS), Oracle's Application Servers and BEA's Tuxedo as well as other leading application and transaction platforms. Centura and emWare's solution is the first economical solution to allow home electric meters to report usage online to a database server or generate statistics on customer behavior, trends, and problem alerts.

"EMIT brings flexible device networking solutions to intelligent devices," states Christopher Sontag, chief technology officer and co-founder of emWare, Inc. "Centura's Thin

Application Server provides new opportunities by extending business logic to transactions. Thanks to the combination of Centura and emWare's technology, these devices can now communicate with a number of different network databases, directory services and other enterprise applications."

Blazer offers an easy, open development and integration environment. A single Blazer server can handle and support thousands of EMIT-enabled devices and dozens of applications. Management is easy because Blazer uses small execution components called Scriplets to handle and control application logic, integration and behavior. Written in Visual Basic or Java Script, these scriptlets call COM- and Java-based objects as well as ODBC data sources. The execution occurs in Blazer to allow integration and access to unlimited backend services. This method of programming goes beyond traditional distributed computing by creating a true "virtual computer" where one device can use any resource available on the network.

Blazer supports an architecture using a high performance server that can
load as many Scriplets as needed to achieve high scalability.    The server
side components have a small footprint of less than 150k in size, with total component size less than 3mb of hard disk space. Blazer is currently available for beta testing and will be on the market in Q1 1999.

At the core of EMIT software's distributed device networking architecture is the industry's smallest micro Web server that uses as little as 1Kb of memory at the device. Standard Internet technologies, such as Java, HTTP and a Web browser interface are used to access, control and monitor devices through emGateway, the communication link between IP networks and lightweight networks, such as I(2)C-TM-, RS485, CAN, and RF.

ABOUT CENTURA SOFTWARE CORPORATION

Centura Software (NASDAQ:CNTR), founded as Gupta in 1984, was the first company to create fully relational client/server embedded DBMS for the personal computer. Centura's D3 Framework (Develop, Deploy and Distributed) consists of world-class products including SQLBase, Centura Team Developer and Centura net.db, all of which can scale from the Web down to smart devices. Current Centura products are all year 2000 compliant. Centura has 26 offices located throughout the world in North America, Latin America, Asia/Pacific, Europe, Middle East and Africa. More information about the company and its products is located on Centura's Web site at www.centurasoft.com.


About emWare

emWare is the sole provider of distributed embedded networking software that delivers Internet connectivity to virtually any device, including those using 8- and 16-bit microcontrollers, without requiring an RTOS or a TCP/IP stack at the device. The company develops products based on open Internet standards that allow embedded device manufacturers to simplify the use, management and commerce of their products. emWare partners with microcontroller manufacturers, enterprise solution providers, and other technology companies to deliver networking solutions to virtually any device across any network. The company is based in Salt
Lake City. For more information, see www.emware.com.


                                      -31-